Exhibit 99.1

Alliance Entertainment Reports Fourth Quarter and Fiscal Year 2025 Results

Q4 Adjusted EBITDA increased to $12.2M from $2.1M, a 481% increase year-over-year

Q4 Gross Margin increased to 15.8% from 11.4%, a 38.6% increase year-over-year

FY25 EPS increased to $0.30 per share, up from $0.09 per share in FY24

Delivered $15.1M in net income, a 229% year-over-year improvement

Reduced revolver debt by 22% or $15.7 million year-over-year, strengthening balance sheet and liquidity position

Direct to Consumer Fulfilment sales increased to 37% of gross revenue

PLANTATION, Fla., September 10, 2025 (GLOBE NEWSWIRE) — Alliance Entertainment Holding Corporation (Nasdaq: AENT), a premier distributor, logistics provider, and omnichannel fulfillment partner to the entertainment and pop culture collectibles industry, supplying more than 340,000 unique SKUs across music, video, video games, licensed merchandise, and exclusive collectibles to over 35,000 retail and e-commerce storefronts, reported its financial and operational results for the fourth quarter and fiscal year ended June 30, 2025.

Fourth Quarter & FY 2025 Highlights

●	Delivered $15.1 million in net income for FY25, up 229% year-over-year, reflecting strong execution, disciplined cost management, and margin expansion. Earnings per share increased to $0.30 per share, up from $0.09 per share in FY24. Adjusted EBITDA grew 51% year-over-year to $36.5 million, underscoring enhanced profitability and operational leverage.

●	Expanded retail distribution of Handmade by Robots, acquired in December 2024. In Q4 FY25, the brand expanded into anime with the launch of My Hero Academia collectibles, debuted a limited-edition Hello Kitty figure at San Diego Comic-Con, and launched an exclusive Costco campaign featuring mega-sized horror icons. Additional significant new releases planned in the first half of fiscal 2026, leveraging iconic franchises such as DC Comics, Disney, Godzilla, Harry Potter, Hello Kitty, Jurassic World, Marvel, Peanuts, Sonic the Hedgehog, SpongeBob SquarePants, Star Trek, Star Wars, and Toy Story.

●	Expanded collectibles portfolio through new exclusive agreement to serve as exclusive North American distributor for Master Replicas, adding premium collectibles from iconic sci-fi properties including Blade Runner, Dune, Doctor Who, Stargate, Star Trek, and Mass Effect.

●	Increased physical movie sales 36% year-over-year to $279 million, fueled by the January 2025 launch of the exclusive Paramount Pictures license agreement and sustained demand for premium 4K Ultra HD and collectible SteelBook editions. With thousands of films and hundreds of television series, Paramount’s catalog ranks among the industry’s largest, and every title now flows through Alliance’s exclusive distribution platform. Together with our long-standing partnerships with more than 150 other studios and labels, the Paramount agreement further solidifies Alliance’s position as the leading distributor of physical films and television series.

●	Launched Alliance Home Entertainment, a new division unifying Mill Creek Entertainment, Distribution Solutions, and recent strategic hires into a centralized platform for film and television distribution. Led by Paramount veteran Robert Oram, the division brings together a seasoned leadership team spanning core disciplines across the home entertainment value chain, including sales, operations, marketing, content licensing, and retail execution. The division strengthens Alliance’s ability to serve studios and retailers with scale and creativity, while positioning the company to lead the evolving home entertainment category through both physical and digital formats. In July 2025, Alliance Home Entertainment was selected by Walmart as its video category advisor, a key strategic role reflecting Alliance’s position at the center of the video distribution ecosystem.

●	Vinyl record sales increased 2% year-over-year to $337 million in FY25, driven by strong Record Store Day demand, collector-focused limited editions, and higher average selling prices. Notable releases included Taylor Swift’s The Tortured Poets Department Anniversary Anthology, Lorde’s Virgin, and Bruce Springsteen’s Tracks II box set.

●	Direct to Consumer Fulfillment (DTC) channel represented 37% of FY25 gross revenue, up from 36% in FY24, providing retailers with expansive online assortments while enhancing Alliance’s profitability.

●	Inventory was $102.8 million at June 30, 2025, up from $97.4 million at June 30, 2024, reflecting changes in sales mix and vendor terms that support product availability and retail demand.

●	Working capital totaled $45 million, down from $48 million at June 30, 2024, reflecting more efficient management of inventory and supplier payables, while maintaining financial flexibility to fund operations and growth initiatives.

●	Reduced total operating expenses by 10.5% year-over-year in FY25, with distribution and fulfillment costs as a percentage of revenue declining by 0.6% due to automation initiatives and the consolidation of warehouse operations.

●	Interest expense declined 13.7% year-over-year, reflecting a lower revolving credit balance and improved financial efficiency.

“Fiscal 2025 marked another year of solid execution, with earnings per share rising to $0.30 from $0.09 in the prior year,” commented Jeff Walker, Chief Executive Officer of Alliance Entertainment. “Alliance continues to strengthen its role as the go-to distribution and fulfillment partner for labels, studios, licensors, and retailers looking to scale in the entertainment and collectibles market. As demand for physical media and pop culture products evolves, our ability to deliver exclusive content with efficiency and scale is more relevant than ever.

“This year we deepened that value proposition through the launch of our exclusive Paramount Pictures license partnership. With thousands of films and hundreds of television series, Paramount’s physical media catalog ranks among the industry’s largest, and every DVD, Blu-ray, and UHD now flows exclusively through Alliance. This partnership underscores our ability to align with marquee studios and bring blockbuster content to market at scale. We also expanded our presence in premium collectibles through a new exclusive distribution agreement with Master Replicas, adding iconic franchises such as Blade Runner, Dune, Doctor Who, and Star Trek to our portfolio. We also continued to scale Handmade by Robots, our newest owned collectibles brand, expanding retail placement and licensing momentum across a growing roster of fan-driven franchises.

“Overall, we continue to see strong engagement from both mass retailers and enthusiast audiences who value the quality, collectability, and relevance of physical entertainment products and pop culture collectibles. With a scalable operating platform, decades of category expertise, and a growing portfolio of exclusive content, Alliance is well-positioned to support our partners and deliver long-term value for our shareholders,” concluded Walker.

Amanda Gnecco, Chief Financial Officer of Alliance Entertainment, added, “We ended fiscal 2025 with strong financial momentum, delivering $15.1 million in net income, up 229% from the prior year, and adjusted EBITDA of $36.5 million, a 51% improvement year-over-year. Importantly, as Jeff noted, earnings per share increased to $0.30 in FY25, up from $0.09 in the prior year. These gains were driven by a more profitable product mix, disciplined expense management, and meaningful leverage from our automation and warehouse consolidation efforts.

“Our Consumer Direct Fulfillment (CDF) channel continued to expand, accounting for 37% of gross revenue in FY25. This capital-light model enables us to support retailers with broader online assortments while improving fulfillment efficiency and profitability. At the same time, we reduced revolver debt by 22% and improved our cash flow, underscoring our focus on balance sheet discipline and liquidity.

“Physical media categories such as vinyl and 4K film remain key growth drivers, alongside newer high-margin opportunities in licensed collectibles. Our infrastructure, exclusive licensing footprint, and fulfillment scale provide a differentiated platform to serve this demand efficiently. In the fiscal fourth quarter, we also launched a company-wide AI initiative designed to enhance both sales expansion and operational efficiency, building on the discipline that has driven our results this year. As we enter fiscal 2026, we’re focused on scaling high-margin channels, expanding our exclusive content portfolio, and leveraging AI to drive the next wave of sales growth and operational efficiency,” concluded Gnecco.

Fourth Quarter FY 2025 Financial Results

●	Net revenues for the fiscal fourth quarter ended June 30, 2025, were $227.8 million, compared to $236.9 million in the same period of 2024.

●	Gross profit for the fiscal fourth quarter ended June 30, 2025, was $36.0 million, up 33.8% compared to $26.9 million in the same period of 2024.

●	Gross margin for the fiscal fourth quarter ended June 30, 2025, was 15.8%, up from 11.4% in the same period of 2024.

●	Net income for the fiscal fourth quarter ended June 30, 2025, was $5.8 million, or $0.11 per diluted share, compared to net income of $2.5 million, or $0.05 per diluted share for the same period of 2024.

●	Adjusted EBITDA for the fiscal fourth quarter ended June 30, 2025, was $12.2 million, up 480% compared to Adjusted EBITDA of $2.1 million for the same period of 2024.

FY 2025 Financial Results

●	Net revenues for the fiscal year ended June 30, 2025, were $1.06 billion, compared to $1.10 billion in fiscal year 2024.

●	Gross profit for the fiscal year ended June 30, 2025, was $132.9 million, up from 3.1% in the compared to $128.9 million in fiscal year 2024.

●	Gross margin for the fiscal year ended June 30, 2025, was 12.5%, compared to 11.7% in fiscal year 2024.

●	Net income for the fiscal year ended June 30, 2025, was $15.1 million, or $0.30 per diluted share, up 229% compared to net income of $4.6 million, or $0.09 per diluted share, for fiscal year 2024.

●	Adjusted EBITDA for the fiscal year ended June 30, 2025, was $36.5 million, up 51% compared to Adjusted EBITDA of $24.3 million for fiscal year 2024.

Conference Call

Alliance Entertainment Chief Executive Officer Jeff Walker and Chief Financial Officer Amanda Gnecco will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Wednesday, September 10, 2025
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13755575

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1732441&tp_key=251db0c644 and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through November 10, 2025, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13755575

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor and fulfillment partner for the entertainment and pop culture collectibles industry. With more than 340,000 unique in-stock SKUs — including over 57,300 exclusive titles across compact discs, vinyl LPs, DVDs, Blu-rays, and video games — Alliance offers the largest selection of physical media in the market. Our vast catalog also includes licensed merchandise, toys, retro gaming products, and collectibles, serving over 35,000 retail locations and powering e-commerce fulfillment for leading retailers. The company’s growing collectibles portfolio includes Handmade by Robots™, a stylized vinyl figure line featuring licensed characters from leading entertainment franchises. Leveraging decades of operational expertise, exclusive licensing partnerships, and a capital-light, scalable infrastructure, Alliance is a trusted partner to the world’s top entertainment brands and retailers. Our omnichannel platform connects collectors and fans to the products, franchises, and experiences they love — across formats and generations. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks that a breach of the revolving credit facility could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, uncertainty regarding tariffs, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
($ in thousands except share and per share amounts)	June 30, 2025	June 30, 2024
Net Revenues	$1,063,457	$1,100,483
Cost of Revenues (excluding depreciation and amortization)	930,605	971,594
Operating Expenses
Distribution and Fulfillment Expense	40,375	48,818
Selling, General and Administrative Expense	56,172	57,651
Depreciation and Amortization	5,154	5,880
Transaction Costs	957	2,086
Restructuring Cost	73	280
(Gain) Loss on Disposal of Fixed Assets	(15)	33
Total Operating Expenses	102,716	114,748
Operating Income	30,136	14,141
Other Expenses
Interest Expense, Net	10,575	12,247
Change in Fair Value of Warrants	853	41
Total Other Expenses	11,428	12,288
Income Before Income Tax Expense	18,708	1,853
Income Tax Expense (Benefit)	3,630	(2,728)
Net Income	15,078	4,581
Other Comprehensive Income (Loss)
Foreign Currency Translation	3	(2)
Total Comprehensive Income	15,081	4,579
Net Income per Share – Basic and Diluted	$0.30	$0.09
Weighted Average Common Shares Outstanding – Basic	50,957,370	50,828,548
Weighted Average Common Shares Outstanding – Diluted	51,067,270	50,837,148

ALLIANCE ENTERTAINMENT HOLDING CORP.

AUDITED CONSOLIDATED BALANCE SHEETS

($ in thousands, except per share amounts)	June 30, 2025	June 30, 2024
Assets
Current Assets
Cash	$1,236	$1,129
Trade Receivables, Net of Allowance for Credit Losses of $867 and $648, respectively	107,246	92,357
Inventory, Net	102,848	97,429
Other Current Assets	6,802	5,298
Total Current Assets	218,132	196,213
Property and Equipment, Net	11,291	12,942
Operating Lease Right-Of-Use Assets	19,214	22,124
Goodwill	89,116	89,116
Intangibles, Net	18,475	13,381
Other Long-Term Assets	789	503
Deferred Tax Asset, Net	4,211	6,533
Total Assets	$361,228	$340,812
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$155,300	$133,221
Accrued Expenses	9,548	9,371
Current Portion of Operating Lease Obligations	3,229	1,979
Current Portion of Finance Lease Obligations	3,075	2,838
Contingent Liability	1,577	511
Total Current Liabilities	172,729	147,920
Revolving Credit Facility, Net	55,268	69,587
Finance Lease Obligation, Non- Current	1,931	5,016
Operating Lease Obligations, Non-Current	17,432	20,413
Shareholder Loan (subordinated), Non-Current	10,000	10,000
Warrant Liability	646	247
Total Liabilities	258,006	253,183
Commitments and Contingencies (Note 11)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of June 30, 2025 and June 30, 2024	-	-
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at June 30, 2025, and at June 30, 2024; Issued and Outstanding 50,957,370 Shares at June 30, 2025, and at June 30, 2024	5	5
Paid In Capital	48,759	48,058
Accumulated Other Comprehensive Loss	(76)	(79)
Retained Earnings	54,723	39,645
Total Stockholders’ Equity	103,222	87,629
Total Liabilities and Stockholders’ Equity	$361,228	$340,812

ALLIANCE ENTERTAINMENT HOLDING CORP.

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
($ in thousands)	June 30, 2025	June 30, 2024
Cash Flows from Operating Activities:
Net Income	$15,078	$4,581
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation of Property and Equipment	1,828	1,904
Amortization of Intangible Assets	3,506	3,976
Amortization of Deferred Financing Costs (Included in Interest Expense)	1,404	861
Allowance for Credit Losses	1,068	687
Change in Fair Value of Warrants	853	41

Deferred Income Taxes	2,322	(3,634)
Operating Lease Right-of-Use Assets	2,910	4,631
Stock-based Compensation Expense	58	1,386
(Gain) Loss on Disposal of Fixed Assets	(15)	33
Changes in Assets and Liabilities
Trade Receivables	(6,080)	11,896
Inventory	(4,665)	49,334
Income Taxes Payable\Receivable	(384)	517
Operating Lease Obligations	(1,731)	(4,932)
Other Assets	(11,340)	3,357
Accounts Payable	22,079	(18,401)
Accrued Expenses	(82)	(464)
Net Cash Provided by Operating Activities	26,809	$55,773
Cash Flows from Investing Activities:
Capital Expenditures	(54)	(183)
Cash Inflow from Asset Disposal	15	66
Cash Paid for Business Asset Purchase	(500)	-
Cash Paid for Business Asset Purchase	(7,595)	-
Net Cash Used in Investing Activities	(8,134)	(117)
Cash Flows from Financing Activities:
Payments on Financing Leases	(2,848)	(2,965)
Payments on Revolving Credit Facility	(986,132)	(1,095,772)
Borrowings on Revolving Credit Facility	970,409	1,035,428
Payments on Shareholder Note (Subordinated), Current	-	(36,000)
Proceeds from Shareholder Note (Subordinated), Non-Current	-	46,000
Issuance of common stock, net of transaction costs	-	2,130
Deferred Financing Costs	-	(4,211)
Net Cash Used in Financing Activities	(18,571)	(55,390)
Net Increase in Cash	104	266
Net Effect of Currency Translation on Cash	3	(2)
Cash, Beginning of the Period	1,129	865
Cash, End of the Period	$1,236	$1,129
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$9,171	$12,247
Cash Paid for Income Taxes	$1,727	$444
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Fixed Assets Financed with Debt	$-	$7,853
Right-of-use assets obtained in exchange for new operating lease liabilities		$21,900
Conversion of Warrants from liability to Equity	$454	-
Contract Acquisition	$1,800

Non-GAAP Financial Measures: For the year ended June 30, 2025, we had non-GAAP Adjusted EBITDA of $36.5 million compared with Adjusted EBITDA of $24.3 million prior year or an improvement of $12.2 million year-over-year. We define Adjusted EBITDA as net income or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Year Ended	Year Ended
($ in thousands)	June 30, 2025	June 30, 2024
Net Income	$15,078	$4,581
Add back:
Interest Expense	10,575	12,247
Income Tax Expense (Benefit)	3,630	(2,728)
Depreciation and Amortization	5,334	5,880
EBITDA	34,617	19,980
Adjustments
Transaction Costs	957	2,086
Restructuring Costs	73	280
Stock-based Compensation Expense	58	1,386
Change in Fair Value of Warrants	853	41
Contingent Loss	-	461
(Gain) Loss on Disposal of PPE	(15)	33
Adjusted EBITDA	$36,543	$24,267